ABRAXAS PETROLEUM CORPORATION.

RESTRICTED STOCK AWARD AGREEMENT

PERFORMANCE SHARES

This Restricted Stock Award Agreement (the “Agreement”), made as of the 1st day of April, 2019 (the “Grant Date”) by and between Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), and _______ (the “Participant”), evidences the grant by the Company of an Award of Restricted Stock (the “Award”) to the Participant on such date and the Participant’s acceptance of the Award in accordance with the provisions of the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan, as amended or restated from time to time (the “Plan”). The Company and the Participant hereby agree as follows:

1.     Basis for Award. This Award is made under the Plan pursuant to Section 6 thereof.

2.     Stock Awarded.

(a)     The Company hereby awards to the Participant, in the aggregate, ________shares of Common Stock (“Restricted Stock”), which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.

(b)     Each certificate issued in respect of the Restricted Stock shall be registered in the Participant’s name and contain the following legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE ABRAXAS PETROLEUM CORPORATION 2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ABRAXAS PETROLEUM CORPORATION IN RESPECT OF SUCH STOCK.”

(c)     No shares of Restricted Stock shall be transferred on the books of the Company nor shall any attempted sale, transfer, assignment, pledge or other disposition of any shares of Restricted Stock be effective unless and until the terms and provisions of this Agreement are first complied with. Any attempted sale, transfer, assignment, pledge or other disposition of any shares of Restricted Stock that does not comply with the provisions of this Agreement shall be invalid and of no effect.

(d)     Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock covered by this Agreement are that the stock will be forfeited by the Participant and all of the Participant’s rights to such stock shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, except that the Restricted Stock may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant, unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

(e)     Subject to the terms of this Agreement and the Plan, upon termination of the Participant’s employment with the Company for any reason, all Restricted Stock may vest or be forfeited in accordance with the terms and conditions established by the Committee or as specified in this Agreement. Each Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

3.     Vesting. The vesting of the Participant’s rights and interest in the shares of Restricted Stock shall be determined in accordance with this Section 3. The extent to which the Participant’s shares of Restricted Stock become vested and non-forfeitable shall be based upon the certification by the Compensation Committee that the performance goals specified in Exhibit A to this Agreement (the “Performance Goals”) have been satisfied  Except as set forth in Section 4, if the Participant ceases to be an employee of the Company for any reason, at any time prior to the vesting date, vesting of Restricted Stock shall cease and any unvested Restricted Stock shall automatically be forfeited upon cessation of Participant’s employment with the Company.

4.     Change of Control. In the event that (a) Participant’s employment is terminated by the Company (or a Subsidiary which is his or her employer) for reasons other than Misconduct (as defined in the Plan) or if a Participant voluntarily terminates his or her employment for Good Reason (as defined in the Plan) within 24 months following a Change of Control (as defined in the Plan), or (b) the Plan is terminated by the Company following a Change of Control without provision for the continuation of shares of Restricted Stock awarded hereby,the vesting of all shares of Restricted Stock which have not otherwise expired shall be Accelerated (as defined in the Plan). If, upon a Change of Control, awards in other shares or securities are substituted for the shares of Restricted Stock awarded hereby, and immediately following the Change of Control the Participant becomes employed (if the Participant was an employee immediately prior to the Change of Control) by the entity into which the Company merged, or the purchaser of all or substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of Section 3 or the Plan until such time as the Participant’s employment or service with the merged entity or purchaser (or successor), as applicable, is terminated.

5.     Beneficiary Designations. The Participant shall file with the Secretary of the Company a written designation of his beneficiary (“Designated Beneficiary”) to whom Restricted Stock otherwise due the Participant shall be distributed in the event of Participant’s death. The Participant shall have the right to change the Designated Beneficiary from time to time, provided, however, that any change shall not become effective until received in writing by the Secretary of the Company. If any Designated Beneficiary shall survive the Participant but shall die before receiving all of the Restricted Stock under the Plan, any remaining Restricted Stock due the Participant shall be distributed to the deceased Designated Beneficiary’s estate. If there is no Designated Beneficiary on file at the time of the Participant’s death, or if the Designated Beneficiary has predeceased such Participant, the payment of any remaining benefits shall be made to the Participant’s estate.

6.     Prerequisites to Benefits. Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Restricted Stock awarded hereunder, unless and until all terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein or in the Plan.

7.     Compliance with Laws and Regulations. The issuance and transfer of Restricted Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Restricted Stock may be listed at the time of such issuance or transfer, and further subject to the approval of counsel for the Company with respect to such compliance. The Participant understands that the Company is under no obligation to register or qualify the Restricted Stock with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.

8.     Tax Withholding.

(a)     The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the Restricted Stock (whether in connection with the grant or vesting of the Restricted Stock, the making of an election under Section 83(b) of the Code in connection with the grant of the Restricted Stock as described in Section 2(a) or otherwise), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment may be made by any of, or a combination of, the following methods: (i) cash or check; (ii) out of the Participant’s current compensation; (iii) if permitted by the Committee in its discretion, surrender of other shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Participant for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld; or (iv) if permitted by the Committee in its discretion, by electing to have the Company withhold or otherwise reacquire from the Participant Shares of Restricted Stock that vest pursuant to the terms hereof having a Fair Market Value equal to the minimum statutory amount required to be withheld in connection with the vesting of such Shares. For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

(b)     All elections by the Participant to have shares of Restricted Stock withheld or repurchased to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(i)     the election must be made on or prior to the applicable Tax Date;

(ii)     once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

(iii)     all elections shall be subject to the consent or disapproval of the Committee; and

(iv)     if the Participant is subject to Section 16 of the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(c)     The Participant hereby acknowledges that he or she may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the shares of Restricted Stock (less any purchase price paid for the shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Stock. The Participant will seek the advice of his or her own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to the Participant.

9.     No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to confer upon the Participant the right to continue in the service of the Company, or impose any limitation on any right of the Company or any of its affiliates to terminate the Participant’s service at any time for any reason.

10.     Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a)     The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement,and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the Restricted Stock once vested, and that the Participant should consult a tax adviser prior to such time.

(b)     The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

(c)     The Participant represents and agrees the Restricted Stock is being acquired without a view to distribution thereof.

11.     Adjustments to Shares. Pursuant to Section 5 of the Plan, the Committee may make appropriate adjustments to the number and class of shares relating to Restricted Stock as it deems appropriate, in its sole discretion, to preserve the value of this Award. The Committee’s adjustment shall be made in accordance with the provisions of Section 5 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

12.     Governing Law; Modification. This Agreement shall be governed by the laws of the State of Texas without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

13.     Defined Terms. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

14.     Miscellaneous. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

ABRAXAS PETROLEUM CORPORATION

By:

Name:

Title:

PARTICIPANT

Printed Name:

ABRAXAS PETROLEUM CORPORATION.

RESTRICTED STOCK AWARD AGREEMENT

Exhibit A

The shares of Restricted Stock granted pursuant to this Agreement (the “Performance Shares”) will vest on the third anniversary of the grant date set forth in the Agreement based on the Company’s achievement of performance goals. The performance goals for 2019 will be based on Relative Total Shareholder Return (“Relative TSR”) versus a group of seven comparable companies (“Peer Group”) over a three-year period starting on December 31, 2018. The Peer Group consists of the following companies for the 2019 Performance Share Awards: Approach Resources, Inc. (AREX), Contango Oil & Gas Company (MCF), Earthstone Energy, Inc. (ESTE), Halcon Resources (HK), Lilis Energy, Inc. (LLEX), Ring Energy, Inc. (REI) and Rosehill Resources Inc (ROSE).

Relative TSR will be calculated using each Peer Group company’s share price appreciation and dividends paid to show the total return to the shareholder expressed as an annualized percentage. The TSR for each of the peers and Abraxas will be ranked from the highest TSR to the lowest TSR. Participants will have the ability to earn a payout of the award versus the target using the following scale:

Abraxas Relative TSR Performance
Performance Payout	Rank	Payout vs. Target
Maximum	1	200%
	2	150%
Target	3	100%
	4	75%
	5	50%
Threshold	6	25%
	7	0%
	8	0%

Should Abraxas’ Total Shareholder Return be a negative percentage at the end of the three-year time period, none of the performance shares will vest. Vesting is accelerated as set forth in Section 4 of this Agreement Upon a Change of Control, the Performance Shares will vest in full (at a rate of no greater or less than 100% of the original award) in the event that on the effective date of the Change of Control the Absolute Total Shareholder Return between the Grant Date and the effective date of the Change of Control is a positive number.

The distribution of the Stock certificates, if performance goals are met, will be April 2022.